Exhibit 1A-19

A Proposed 43-Unit Apartment Building (Permits Ready to Issue)1310 S. Saint Andrews Place, Los Angeles, CA 90019

?Opportunity to develop 43 units consisting of 10 two bedroom/2 bath units, 28 one bedroom/1 bath units, and 5 singles.?The completed building may have an approximate value of $19 million, thereby generating Shareholder Value of around$12 million?The 13,141 sq. foot lot is fully entitled and just months away from attaining ready to issue (RTI) permits!?The building will feature subterranean parking, a beautiful lobby, elevator, bicycle room, and rooftop deck with a view of the city.A Proposed 43-Unit Apartment Building (Permits Ready to Issue)

Financial SummaryLand PurchasePermit Fees (To Be Paid)Total Cash Investment RequiredConstruction Rentable SQFTProjected Yearly Gross Rent IncomeOperating Expenses (Vacancy, Tax, etc.) Yearly Mortgage Payments$2,900,00.$ 100,000.$3,000,000.$6,600,000.26,862.$1,137,000.$190,000.$0.00

Development Sight

Aerial View

Demographics

Rent Roll?

A Proposed 43-Unit Apartment Building (Permits Ready to Issue)

# 1310 S. Saint Andrews Place, Los Angeles, CA 90019



## A Proposed 43-Unit Apartment Building (Permits Ready to Issue)

- Opportunity to develop 43 units consisting of 10 two bedroom/2 bath units, 28 one bedroom/1 bath units, and 5 singles.
- The completed building may have an approximate value of $19 million, thereby generating Shareholder Value of around$12 million
- The 13,141 sq. foot lot is fully entitled and just months away from attaining ready to issue (RTI) permits!
- The building will feature subterranean parking, a beautiful lobby, elevator, bicycle room, and rooftop deck with a view of the city.



# Financial Summary

| | |
|---|---|
| Land Purchase | $2,900,00. |
| Permit Fees *(To Be Paid)* | $ 100,000. |
| *Total Cash Investment* Required | $3,000,000. |
| Construction | $6,600,000. |
| Rentable SQFT | 26,862. |
| Projected Yearly Gross Rent Income | $1,137,000. |
| Operating Expenses (Vacancy, Tax, etc.) | $190,000. |
| Yearly Mortgage Payments | $0.00 |

# Development Sight


FAIRFAX
GREATER WILSHIRE / HANCOCK PARK
ECHO PARK
Beverly Hills
BEVERLY GROVE
CENTRAL LA
WILSHIRE CENTER
101
110
MIRACLE MILE
KOREATOWN
Los Angeles
5
2
CENTURY CITY
LITTLE TOKYO
PICO UNION
SKID ROW
MID CITY
10
FASHION DISTRICT
10
10
BOYLE HEIGHTS
Culver City
WASHINGTON CULVER
BALDWIN HILLS
CRENSHAW
HISTORIC SOUTH CENTRAL
MAR VISTA
405
LEIMERT PARK
Google

Aerial View



S Gramercy Pl
S St Andrews Pl
St Andrews Pl
S St Andrews Pl
W 15th St

# Demographics

| Population | 1 Mile | 3 Miles | 5 Miles |
|---|---|---|---|
| Male | 42,306 | 307,882 | 654,805 |
| Female | 42,311 | 306,792 | 646,764 |
| Total Population | 84,617 | 614,674 | 1,301,569 |

| Age | 1 Mile | 3 Miles | 5 Miles |
|---|---|---|---|
| Ages 0-14 | 15,360 | 112,271 | 228,675 |
| Ages 15-24 | 10,135 | 73,632 | 149,558 |
| Ages 55-64 | 9,829 | 67,299 | 149,601 |
| Ages 65+ | 10,632 | 72,478 | 165,105 |

| Race | 1 Mile | 3 Miles | 5 Miles |
|---|---|---|---|
| White | 21,852 | 190,303 | 503,767 |
| Black | 8,248 | 74,646 | 180,656 |
| Am In/AK Nat | 258 | 2,330 | 4,125 |
| Hawaiian | 13 | 99 | 158 |
| Hispanic | 53,583 | 374,849 | 709,448 |
| Multi-Racial | 66,240 | 477,106 | 907,438 |

| Income | 1 Mile | 3 Miles | 5 Miles |
|---|---|---|---|
| Median < | $33,946 | $35,464 | $38,757 |
| $15,000 | 6,418 | 45,605 | 100,462 |
| $15,000-$24,999 | 4,781 | 36,673 | 69,531 |
| $25,000-$34,999 | 4,313 | 29,564 | 58,637 |
| $35,000-$49,999 | 4,863 | 33,568 | 68,020 |
| $50,000-$74,999 | 4,334 | 32,410 | 74,508 |
| $75,000-$99,999 | 1,773 | 16,579 | 40,206 |
| $10,0000-$149,999 | 1,503 | 13,309 | 38,464 |
| $150,000-$199,999 > | 586 | 4,785 | 14,937 |
| $200,000 | 365 | 4,749 | 16,155 |

| Housing | 1 Mile | 3 Miles | 5 Miles |
|---|---|---|---|
| Total Units | 31,831 | 238,879 | 536,492 |
| Occupied Owner | 29,521 | 220,338 | 494,663 |
| Occupied Renter | 4,522 | 36,872 | 106,826 |
| Occupied Vacant | 24,999 | 183,466 | 387,837 |
| | 2,310 | 18,541 | 41,829 |

# Financial Overview

RENT ROLL

INCOME & EXPENSE NOTES

# Rent Roll

| Unit No. | Unit No. | Bedroom / Bathroom | Unit Sq. Ft. | Affordability Level | Price per Sf | Proforma Rent |
|---|---|---|---|---|---|---|
| 1 | 101 | 1 / 1 | 565.00 | Extremely Low Income | | $527.00 |
| 2 | 102 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 3 | 103 | 1 / 1 | 565.00 | Extremely Low Income | | $527.00 |
| 4 | 104 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 5 | 105 | Single / 1 | 400.00 | | $4.25 | $1,700.00 |
| 6 | 106 | 1 / 1 | 630.00 | | $4.00 | $2,520.00 |
| 7 | 107 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 8 | 108 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 9 | 109 | 1 / 1 | 560.00 | | $4.00 | $2,240.00 |
| 10 | 201 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 11 | 202 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 12 | 203 | 1 / 1 | 565.00 | Extremely Low Income | | $527.00 |
| 13 | 204 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 14 | 205 | 1 / 1 | 565.00 | Extremely Low Income | | $527.00 |
| 15 | 206 | Single / 1 | 430.00 | | $4.25 | $1,827.50 |
| 16 | 207 | 2 / 2 | 800.00 | | $3.75 | $3,000.00 |
| 17 | 208 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 18 | 209 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 19 | 210 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 20 | 211 | 1 / 1 | 630.00 | | $4.00 | $2,520.00 |

| | | | | | | |
|---|---|---|---|---|---|---|
| 20 | 211 | 1 / 1 | 630.00 | | $4.00 | $2,520.00 |
| 21 | 301 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 22 | 302 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 23 | 303 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 24 | 304 | 1 / 1 | 565.00 | Low Income | | $1,053.00 |
| 25 | 305 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 26 | 306 | Single / 1 | 430.00 | | $4.25 | $1,827.50 |
| 27 | 307 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 28 | 308 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 29 | 309 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 30 | 310 | 2 / 2 | 828.00 | | $3.75 | $3,105.00 |
| 31 | 311 | 1 / 1 | 670.00 | | $4.00 | $2,680.00 |
| 32 | 401 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 33 | 402 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 34 | 403 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 35 | 404 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 36 | 405 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 37 | 406 | Single / 1 | 430.00 | Extremely Low Income | | $461.00 |
| 38 | 501 | 1 / 1 | 565.00 | | $4.00 | $2,260.00 |
| 39 | 502 | 1 / 1 | 675.00 | Low Income | | $1,053.00 |
| 40 | 503 | 1 / 1 | 675.00 | | $4.00 | $2,700.00 |
| 41 | 504 | 1 / 1 | 675.00 | | $4.00 | $2,700.00 |
| 42 | 505 | 1 / 1 | 675.00 | | $4.00 | $2,700.00 |
| 43 | 506 | Single / 1 | 430.00 | | $4.25 | $1,827.50 |

| | |
|---|---|
| **Total Rentable Sq. Footage:** | **26,862** |
| **Proforma Monthly Income:** | **$94,762.50** |
| **Proforma Gross Income:** | **$1,137,150.00** |

# COMPARABLES

SALE COMPARABLES

Closed •

**1319 S ORANGE GROVE Ave** • Los Angeles 90019

**$25,550,000/$24,250,000**

126 days on the market

33 units • $774,242/unit • 40,575 sqft • 14,545 sqft lot • $597.66/sqft • Built in 2022

Listing ID: 22145297

**One block East of Fairfax Ave. One half block North of Pico Blvd.**




CARTHAY CIRCLE
LITTLE ETHIOPIA
CARTHAY SQUARE
WILSHIRE VISTA
FAIRCREST HEIGHTS
PICFAIR VILLAGE
Map data ©2022

MAJOR PRICE REDUCTION!!!! Stunning brand new 33 unit apartment building with an excellent mix of modern residences. The building is comprised of 5 One Bedroom + One Bath Units, 8 Two Bedroom + Two Bath Units, 7 Three Bedroom + Two Bath Units, 8 Loft + Den Units, 4 One + One Bath Penthouses, and 1 Two Bedroom + Two Bath Penthouses. HIVE offers tenants an experience unlike most other properties in the city, with exquisitely designed apartments featuring a variety of amenities including spacious bedrooms and closets, stainless steel appliances, dishwashers, in-unit washers/dryers, balconies and terraces, and select loft units have floor to ceiling windows with unparalleled city views. Community amenities include a beautifully landscaped rooftop deck with breathtaking panoramic views of the city, a state-of-the-art fitness center with an array of modern cardio and weight training equipment, Amazon lockers, secured parking/storage area for bicycles, and two levels of secured/gated parking for 54 vehicles.

## Facts & Features

- Sold On 10/14/2022
- Original List Price of $26,395,000
- 1 Buildings
- Cooling: Central Air
- Heating: Central
- Laundry: Washer Included, Dryer Included
- Cap Rate: 4.07
- $1040623 Net Operating Income

## Interior

- Appliances: Dishwasher, Microwave, Refrigerator

## Annual Expenses

- Total Operating Expense: $487,400
- Electric:
- Gas:
- Furniture Replacement:
- Trash:
- Cable TV: 01991628
- Gardener:
- Licenses:
- Insurance:
- Maintenance:
- Workman's Comp:
- Professional Management:
- Water/Sewer:
- Other Expense:
- Other Expense Description:

## Unit Details

| | UNITS | BEDS | BATHS | GARAGE | FURNISHED? | ACTUAL RENT | TOTAL RENT | PRO FORMA |
|---|---|---|---|---|---|---|---|---|
| 1: | 5 | 1 | 1 | | Unfurnished | $2,680 | $13,402 | $13,402 |
| 2: | 4 | 1 | 1 | | Unfurnished | $3,519 | $14,074 | $14,074 |
| 3: | 8 | 2 | 2 | | Unfurnished | $3,221 | $25,767 | $25,767 |
| 4: | 1 | 2 | 2 | | Unfurnished | $4,750 | $4,750 | $4,750 |
| 5: | 7 | 3 | 2 | | Unfurnished | $4,750 | $29,166 | $29,166 |
| 6: | 8 | 1 | 2 | | Unfurnished | $4,167 | $38,800 | $38,800 |
| | | | | | | $4,850 | | |

| 1 | 552 N Hobart Blvd<br>Los Angeles, CA 90004<br>Sale on 10/18/2022 for $13,700,000 ($595.65/SF; $526,923/Unit) - Research Complete<br>26 Unit, 23,000 SF Class B Apartments Building Built in Nov 2021 | SOLD |
|---|---|---|





Marathon St
Melrose Ave
Clinton St
Western Ave
Rosewood Ave
Elmwood Ave
Oakwood Ave
550 yds
Google
Map data ©2022

ID: 6184190

| | | | |
|---|---|---|---|
| Sale Date: | 10/18/2022 | Sale Type: | Investment |
| Escrow Length: | - | Bldg Type: | Apartments |
| Sale Price: | $13,700,000-Confirmed | Year Built/Age: | Built in Nov 2021 |
| Asking Price: | - | RBA: | 23,000 SF |
| Price/SF: | $595.65 | Land Area: | 0.34 AC (15,015 SF) |
| Price/AC Land Gross: | $39,744,705.54 | | |

| | | | |
|---|---|---|---|
| Percent Leased: | 96.2% | | |
| GRM/GIM: | 15.88/- | Percent Improved: | 45.1% |
| Actual Cap Rate: | 4.01% | Total Value Assessed: | $4,209,037 in 2021 |
| Transfer Tax: | $15,070 | Improved Value Assessed: | $1,896,445 |
| | | Land Value Assessed: | $2,312,592 |
| | | Land Assessed/AC: | $6,708,999 |

| | |
|---|---|
| Parcel No: | 5521-011-030 |
| Document No: | 0996118 |
| Sale History: | Sold for $13,700,000 ($595.65/SF; $526,923/Unit) on 10/18/2022<br>Sold for $13,000,000 ($565.22/SF; $500,000/Unit) on 1/3/2022 |

| | | | |
|---|---|---|---|
| # Units: | 26 | Price/Unit: | $526,923 |
| Avg Unit Size: | 925 SF | Avg Rent/Unit/Mo: | $2,766 |
| SF of all Units: | 24,050 | Avg Rent/SF/Mo: | $2.99 |

**1**

## 1556 Hi Point St - Olivia Apartments

**SOLD**

Los Angeles, CA 90035
Sale on 3/18/2022 for $32,100,000 ($554.84/SF) - Research Complete
45 Unit, 57,854 SF Class A Apartments Building Built in Aug 2021





W Pico Blvd
Saturn St
La Cienega Blvd
S Crescent Heights Blvd
S Fairfax Ave
FAIRCREST HEIGHTS
Airdrome St
PICFAIR VILLAGE
Map data ©2022

Transaction Details | ID: 5937455

Sale Date: **03/18/2022 (121 days on market)**
Escrow Length: -
Sale Price: **$32,100,000-Confirmed**
Asking Price: -
Price/SF: **$554.84**
Price/AC Land Gross: **$52,042,801.56**
Percent Leased: **97.8%**
GRM/GIM: **19.00/-**
Actual Cap Rate: **3.50%**
Sale Conditions: **1031 Exchange**
Transfer Tax: **$35,310**
No. of Tenants: 1
Tenants at time of sale: Trion - Olivia Apartments

Sale Type: Investment
Bldg Type: Apartments
Year Built/Age: Built in Aug 2021 57,854
RBA: SF
Land Area: 0.62 AC (26,868 SF)

Percent Improved: **30.9%**
Total Value Assessed: $12,874,612 in 2021
Improved Value Assessed: **$3,980,818**
Land Value Assessed: **$8,893,794**
Land Assessed/AC: **$14,419,250**

Financing: Down payment of $32,100,000.00 (100.0%)
Legal Desc: Por of lots 24 & 25 trt 3909 bk 44 pg 82
Parcel No: 5068-018-065
Document No: 0316096
# Units: 45
Avg Unit Size: 1,217 SF
SF of all Units: 54,789

Avg Rent/Unit/Mo: $4,032
Avg Rent/SF/Mo: $3.31

UNIT MIX AT TIME OF SALE

| Units | | | | | Asking Rent | | | | Effective Rent | | | | Concessions |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Bed/Bath | # | % | Avg SF | Vacant | Min/Unit | Max/Unit | Min/SF | Max/SF | Min/Unit | Max/Unit | Min/SF | Max/SF | % |
| 2/2.0 | 45 | 100.0 | 1,077 | - | - | - | - | - | - | - | - | - | - |